Exhibit 99.1
news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033 For financial analysts: Andy Ludwig, 610-774-3389

PPL Capital Funding, Inc. announces pricing of $900 million of 2.875% Exchangeable Senior Notes

ALLENTOWN, Pa. (Feb. 21, 2023) – PPL Capital Funding, Inc. (“PPL Capital Funding”), a wholly-owned subsidiary of PPL Corporation (NYSE: PPL), announced today the pricing of $900 million aggregate principal amount of its 2.875% Exchangeable Senior Notes due 2028 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). PPL Capital Funding also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $100 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on February 24, 2023, subject to customary closing conditions, and is expected to result in $882 million in net proceeds to PPL Capital Funding after deducting the initial purchasers’ discount but before deducting estimated offering expenses payable by PPL Capital Funding (assuming no exercise of the initial purchasers’ option to purchase additional notes).
The notes will be senior, unsecured obligations of PPL Capital Funding and will be fully and unconditionally guaranteed on a senior, unsecured basis by PPL Corporation. The notes will bear interest at a rate of 2.875% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The notes will mature on March 15, 2028, unless earlier exchanged, redeemed or repurchased.
The notes will be exchangeable at an initial exchange rate of 29.3432 shares of PPL Corporation’s common stock (the “common stock”) per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $34.08 per share of common stock, which represents an exchange premium of approximately 22.5% to the last reported sale price of $27.82 per share of common stock on the New York Stock Exchange on February 21, 2023). Upon exchange of the notes, PPL Capital Funding will pay cash up to the aggregate principal amount of the notes to be exchanged and pay or deliver (or cause to be delivered), as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at PPL Capital Funding’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the notes being exchanged. Prior to the close of business on the business day immediately preceding December 15, 2027, the notes will be exchangeable at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2027, until the close of business on the business day immediately preceding the maturity date, the notes will be exchangeable at the option of the noteholders at any time regardless of these conditions or periods.
PPL Capital Funding may not redeem the notes prior to March 20, 2026. PPL Capital Funding may redeem for cash all or any portion of the notes, at its option, on or after March 20, 2026, if the last reported sale price of the common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which PPL Capital Funding provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

Subject to certain conditions, holders of the notes will have the right to require PPL Capital Funding to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture that will govern the notes) at a repurchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events or if PPL Capital Funding calls any notes for redemption, PPL Capital Funding will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their notes in connection with any such corporate event or exchange their notes called for redemption.
PPL Capital Funding intends to use the net proceeds from the offering to repay short-term debt and for general corporate purposes.
The notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes, the guarantee, and the shares of common stock deliverable upon exchange of the notes, if any, have not been, nor will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About PPL

PPL Corporation (NYSE: PPL), based in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to 3.5 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions.

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Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this news release, including without limitation terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: strategic acquisitions, dispositions, or similar transactions, including the acquisition of The Narragansett Electric Company, and our ability to consummate these business transactions or realize expected benefits from them; the COVID-19 pandemic or other pandemic health events or other catastrophic events, including severe weather, and their effect on financial markets, economic conditions and our businesses; weather conditions affecting customer energy usage and operating costs; significant changes in the demand for electricity; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements, and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions, including interest rates, and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation involving PPL Corporation and its subsidiaries; stock price performance; the market prices of debt and equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential direct or indirect effects of threatened or actual cyberattack, terrorism, or war or other hostilities, including the war in Ukraine; changes in state, federal or foreign legislation or regulatory developments, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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